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                                                                       EXHIBIT 5


                    (WGL HOLDINGS, INC. COMPANY LETTERHEAD)


October 19, 2000


WGL Holdings, Inc.
1100 H Street, NW
Washington, DC  20080

         Re:     Post-Effective Amendment No. 1 to
                 Registration Statement on Form S-8 of
                 WGL Holdings, Inc
                 (Reg. No. 33-16181)

Ladies and Gentlemen:

         You have requested an opinion in connection with Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (Post-effective Amendment), filed by WGL Holdings, Inc. (Company) with the Securities and Exchange Commission under the Securities Act of 1933 (Act). The Post-Effective Amendment relates to, among other things, an offering by the Company of its common stock, without par value (Common Stock), pursuant to the Washington Gas Light Company Savings and Capital Appreciation Plans.

         I am Senior Vice President and General Counsel of WGL Holdings, Inc. In connection with this opinion, I have considered such records and documents and made such examinations of law as I have deemed relevant in connection with this opinion. It is my opinion that when there has been compliance with the Act and the applicable state securities laws, the shares of Common Stock to be sold by the Company, when issued, delivered, and paid for in the manner described in the Post-Effective Amendment, will be legally issued, and the shares of Common Stock, when so issued, delivered and paid for, will also be fully paid and nonassessable.

         I hereby consent to the filing of this opinion as an exhibit to the Post-Effective Amendment no "Legal Matters" caption. In so doing, I do not admit that I am in the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                        Sincerely,

                                        /s/ John K. Keane, Jr.

                                        John K. Keane, Jr.